                                   SUPPLEMENT
                             DATED JANUARY 17, 2002
                                       TO
                                OFFER TO EXCHANGE
                             DATED DECEMBER 21, 2001


                           SAFEGUARD SCIENTIFICS, INC.

       OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR RESTRICTED STOCK

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD TIME, ON JANUARY 22, 2002, UNLESS THE OFFER IS EXTENDED.

      Safeguard Scientifics, Inc. (the "Company" or "Safeguard") is offering to the current employees of the Company and its wholly-owned subsidiary, aligne, Inc., to exchange, for compensatory purposes, options outstanding under the Company's 1990 Stock Option Plan, the 1999 Equity Compensation Plan and the 2001 Associates Equity Compensation Plan, all as amended to date (collectively, the "Equity Plans") to acquire options to purchase shares of the Company's Common Stock, par value $0.10 per share ("Option Shares"), having an exercise price of more than $15.00 (the "Eligible Options"), in exchange for shares of the Company's restricted common stock that will be granted under the Equity Plans (the "Restricted Stock"), upon the terms and subject to the conditions described in the Offer to Exchange, and the related cover letter (the "Cover Letter" and, together with the Offer to Exchange, as they may be amended from time to time, the "Offer").

      We are making this offer upon the terms and subject to the conditions described in this "Offer to Exchange," the related cover letter and the "Summary of Terms" previously sent to you, together with this Supplement, as each may be amended from time to time (collectively, the "Offering Documents").

      You should direct questions about this offer or requests for assistance or for additional copies of the Offering Documents to Deirdre Blackburn at (610) 975-4943 or N. Jeffrey Klauder at (610) 975-4984.

      To the extent that any inconsistencies exist between this Supplement and the other Offering Documents, this Supplement will govern.
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                                     IMPORTANT

      If you wish to accept this offer, you must complete and sign the Election Form previously sent to you and return it to Deirdre Blackburn before 12:00 midnight, Eastern Standard Time, on January 22, 2002 (i.e. just prior to 12:01 a.m. on January 23, 2002), in person if possible. You do not need to return the stock option agreements for your options being exchanged to effectively elect to accept this offer. If you sign and return an election form without checking the boxes indicated on the election form to exchange your options, you will be deemed to have rejected this offer, and you will keep all of your current options and you will not receive any Restricted Stock.

      If you have previously accepted this offer and wish to change your election in any respect or to reject the offer, you must complete and sign the appropriate Change in Election Form previously sent to you and return it to Deirdre Blackburn before the expiration date of the offer.

      IF YOU REQUIRE ADDITIONAL COPIES OF ANY ELECTION FORMS OR CHANGE IN ELECTION FORMS, PLEASE CONTACT DEIRDRE BLACKBURN AT (610) 975-4943.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION OR REPRESENTATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, INFORMATION OR AUTHORIZATION AS HAVING BEEN AUTHORIZED BY US.

         We are not making this offer to, and we will not accept any options from, option holders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make this offer to option holders in any such jurisdiction.
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                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

Introductory Statement                                                       1

What is Restricted Stock?                                                    1

Conditions of Offer                                                          1

Forward Looking Statements; Miscellaneous                                    2

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                             INTRODUCTORY STATEMENT

      The following information amends and supplements our Offer to Exchange dated December 21, 2001. Pursuant to this Supplement, we are amending and restating the information discussed below. Except to the extent expressly set forth, this Supplement does not alter the terms and conditions previously set forth in the Offer to Exchange, and should be read in conjunction with the Offer to Exchange.

WHAT IS RESTRICTED STOCK?

      Question 3 in the Offer to Exchange, and its related answer, describe the Restricted Stock being offered to you in exchange for your eligible options. Please refer to Question 19 and Section 13 for a discussion of withholding taxes and material U.S. federal income tax consequences in connection with this offer.

CONDITIONS OF OFFER

      As described in Section 6 of the Offer to Exchange, the offer is subject to certain conditions. You must be an active employee of Safeguard on the date the offer is made and continue to be an active employee on the date it expires. If you accept this offer with respect to any eligible option, you must exchange all eligible options. However, you are not required to exchange any of your eligible options.

      Notwithstanding any other provision of the Offer to Exchange, we will not be required to accept any eligible options that you tender for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any eligible options that you elect to exchange, in each case at any time on or before 12:00 midnight, Eastern Standard Time, on January 22, 2002 (or such later date if we extend the Offer to Exchange), if we determine that any event has occurred that, in our reasonable judgment, makes it inadvisable for us to proceed with the Offer to Exchange or to accept and cancel eligible options that you tender for exchange, including, but not limited to, the following:

      - any action proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer to Exchange, the acquisition of some or all of the eligible options, the issuance of Restricted Stock, or otherwise relates to the Offer to Exchange or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or otherwise), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer to Exchange;

      - any action is threatened, pending or taken, or any approval is withheld, by any court or any authority, agency, tribunal or any person that, in our reasonable judgment, would or might directly or indirectly:
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            (a)   make it illegal for us to accept some or all of the eligible options or to issue some or all of the Restricted Stock or otherwise restrict or prohibit consummation of the Offer to Exchange or otherwise relate to the Offer to Exchange;

            (b) delay or restrict our ability, or render us unable, to accept the eligible options for exchange and cancellation or to issue Restricted Stock for some or all of the exchanged eligible options;

            (c) materially impair the benefits we believe we will receive from the Offer to Exchange; or

            (d) (materially and adversely affect our business, condition (financial or other), income, operations, or prospects;

      - any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us. The conditions to the Offer to Exchange are for our benefit. We may assert them in our discretion before the expiration date and we may waive them at any time before the expiration date, whether or not we waive any other condition to the Offer to Exchange. Should we decide to waive any of the conditions to the Offer to Exchange, we must do so before 12:00 midnight, Eastern Standard Time, on January 22, 2002 (or by a later expiration date if the Offer to Exchange is extended). Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any particular right is not, and shall not be construed as, the waiver of any other right. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer to Exchange. Any determination we make concerning the events as described above will be final and binding on everyone.

FORWARD LOOKING STATEMENTS; MISCELLANEOUS

      THE STATEMENTS CONTAINED IN THE OFFER TO EXCHANGE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE CERTAIN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT THAN THOSE CONTEMPLATED BY THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE THE FACTORS DESCRIBED ELSEWHERE IN THIS REPORT AND IN OUR FILINGS WITH THE SEC, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THE OFFER TO EXCHANGE ARE NOT PROTECTED BY THE SAFE HARBOR SET FORTH IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WE DO NOT ASSUME ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS OR OTHER INFORMATION CONTAINED IN THIS OFFER.